**** CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                    EXHIBIT 10.2


              THIS AGREEMENT made as of the 1st day of July, 1999.


BETWEEN:

                  CKNW/CFMI, A DIVISION OF WIC RADIO LTD. a company having its business offices at 2000-700 West Georgia Street Vancouver, B.C.

                  ("CKNW/CFMI")

 AND

                  BLUE ZONE ENTERTAINMENT, INC., a company having its registered office at 52 Water Street, Vancouver, B.C. V6B 1A4

                  ("BZE")

A. BZE specializes in strategic interactive development, web site design and other internet services.

B.                CKNW/CFMI specializes in radio production and promotion.

C. CKNW/CFMI have developed individual Web Sites but desire such Web Sites to be re-designed, enhanced, hosted and maintained by Blue Zone

C. The parties desire to enter into this Agreement on the terms and conditions hereinafter set forth.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that it is agreed by and among the parties hereto as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 In this Agreement, the following expressions shall have the following meanings:


                  a)       "CKNW" means CKNW, a division of WIC RADIO Ltd.;

                  b)       "ROCK101" means ROCK101/CFMI, a division of WIC RADIO
                           Ltd.;

                  c)       "BZE" means Blue Zone Entertainment, Inc.;

                                  CONFIDENTIAL

                  d) "AGREEMENT" means this agreement, including any written amendments hereafter made to this agreement;

                  e) "WEB SITES" means CKNW and ROCK101's internet world wide Web Sites, with the Universal Resource Locator addresses www.CKNW.com and www.ROCK101.com.

                                    ARTICLE 2
                                ENGAGEMENT OF BZE

2.1 CKNW/CFMI hereby engages BZE to design, maintain and operate the Web Sites on the terms and conditions set forth herein.

2.2 The parties acknowledge that all remuneration provided herein, including monthly fees, commissions and net revenue distributions are for the period commencing July 1, 1999.

2.3               CKNW/CFMI shall:

                  a) pay an initial production fee of $**** (plus applicable taxes) to towards a $**** development budget to BZE for its know-how and effort in creating the Web Sites, 100% of such fee to be payable upon execution of this contract as a deposit prior to commencing production of the Web Sites, and the balance ($****) to be provided in the form of commercial air-time during the first 12 months of the contract, in accordance with Article 8.3.

                  b) pay BZE a monthly fee starting July 1, 1999 of $**** (plus applicable taxes) to be applied toward the monthly maintenance of the Web Sites.

                  c) provide, during the life of this agreement but without transfer of any ownership, all equipment, software, connectivity, hosting fees and out of pocket expenses which CKNW/CFMI and BZE mutually agree are necessary for BZE's activities relating to the ongoing maintenance of the Web Sites;

                  d) collect and distribute Web Sites revenue in accordance with Article 3; and

                  e) provide BZE full access to CKNW/CFMI's news, sports and other proprietary content (and, where permissible, content purchased by CKNW/CFMI, with a cost allocation against revenue to cover royalties, mutually agreed upon by CKNW/CFMI and BZE) for use only on the Web Sites, subject always to CKNW/CFMI's right and discretion to exclude any content which, for any reason, it does not wish to appear on the Web Sites.

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  CONFIDENTIAL

                  f) make its best efforts to sell advertising on the Web Sites and pursue other interactive media and internet business for the benefit of the Web Sites and CKNW/CFMI and BZE;

                  g) provide BZE with a license to publish and broadcast CKNW/CFMI content online.

                  h) provide BZE with contra air-time to offset BZE development costs in accordance with Article 8.

                  i) Invite and include a representative of BZE in all internal strategic meetings pertaining to the development and commercialization of the Web Sites including meetings facilitated by CKNW/CFMI with 3rd parties.

2.4               BZE shall:

                  a) re-design, maintain, and operate, the Web Sites at a leading level of aesthetic and technical quality and content;

                  b) act as an advertising representative for the Web Sites and make its best efforts to sell advertising on the Web Sites and associated streaming media feeds and to pursue other interactive media and internet business for the benefit of the Web Sites and CKNW/CFMI;

                  c) provide exclusive site hosting and streaming media hosting for the CKNW/CFMI Web Sites.

                  d) provide exclusive ad management, whether facilitated by BZE or a third party and content sales support for the Web Sites.

                  e) remain in good corporate standing and provide, at its own expense, all know-how, management and personnel necessary to carry out BZE's obligations herein.

2.7 Nothing in this Agreement shall be construed as transferring or diminishing ownership of any interest in any assets, including intellectual property rights, or altering the ownership structure of CKNW/CFMI or BZE in any way, or to entitle BZE to any interest whatsoever in CKNW/CFMI's broadcasting business or entitle CKNW/CFMI to any interest whatsoever in BZE's interactive business

2.8 This Agreement will commence on August 1, 1999 and terminate on the earlier of:

                  a)       an agreement in writing of the parties to terminate;

                  b) three years from the date hereof, unless renewed or extended by written agreement of the parties after making good faith efforts to negotiate a renewal or extension hereof;

                  c) for any reason, upon 6 months' notice from CKNW/CFMI to BZE or from BZE to CKNW/CFMI;

                                  CONFIDENTIAL

                  d)       in the event of default in accordance with Article 6.

2.9 In the event of termination for any reason other than default by BZE, CKNW/CFMI agrees to provide BZE with a positive letter of reference.

2.10 The parties agree that during the term of this Agreement their relationship is exclusive, meaning CKNW/CFMI shall not employ any other third party to maintain, design, host or alter CKNW/CFMI's Web Sites CKNW/CFMI or stream/host CKNW/CFMI's media feeds online. Blue Zone will not engage directly or indirectly in website design services for - radio stations based in British Columbia, without the prior written consent of CKNW/CFMI, such consent not to be unreasonably withheld.

2.11 The parties acknowledge that CKNW/CFMI are the sole owners of the domain names www.cknw.com and www.rock101.com and all content originally provided by CKNW/CFMI including text, graphics, pictures, sounds or moving images placed on the Web Sites, and digitized or coded by BZE for placement on the Web Sites. With respect to all code developed and owned by BZE which is required to run the Web Sites, BZE hereby grants an irrevocable and non-transferable, non-exclusive license to CKNW/CFMI to retain and use such code. On the event of default by CKNW/CFMI per Article 6.1, there will be immediate termination of license. All trademarks and logos of BZE, which may be used on the Web Sites from time to time are owned by BZE, but will be included in back ups of the Web Sites.

2.12 All code, graphics, audio and video on the Web Sites must be backed up at least once every quarter and once after every major change. A copy of this tested backup will be presented to CKNW/CFMI within ten working days of its creation. This code cannot be altered, re-purposed, sold, shared, distributed or transmitted in any way without the prior written consent of BZE, unless this agreement has been terminated per Article 2.8.



                                    ARTICLE 3
                     ACCOUNTING AND DISTRIBUTION OF REVENUE

3.1 Web Sites revenue shall consist of the fees paid by advertisers who pay for a presence on the Web Sites and exclusively placed within associated streaming media feeds, e-commerce, content sales and additional revenue sources which the parties may agree in writing to include. Such revenue, after deduction of Web Site expenses which shall, hereunder, be charged against Web Sites revenue, are referred to herein as "Net Web Site Revenue".

                                  CONFIDENTIAL

3.2 The parties acknowledge CKNW/CFMI and BZE are each making certain proprietary assets or goodwill available to assist business. It is intended that net revenue which is attributable principally to a proprietary asset or goodwill of one party shall be divided ****%/****% in favour of that party. More particularly, the parties agree:

3.3 Advertising revenue, meaning revenue from advertisers who pay for a presence on the Web Sites, shall be distributed, after payment of related expenses which shall not exceed ****% of net revenue unless both parties agree to such costs, ****% to CKNW/CFMI and ****% to BZE.

3.4 In determining what expenses shall be charged against Web Sites revenue for the determination of Net Web Site Revenue, both CKNW/CFMI and BZE will assign job numbers to each category of expense, allocate hourly and monetary costs against such categories in an accurate and timely fashion, and such allocations will be reviewed and approved by CKNW/CFMI and BZE prior to any distributions.

3.5 BZE will be entitled to a commission of ****% of the money paid to CKNW/CFMI for any Web Sites advertisements sold by BZE after July 1, 1999, to be paid at the time of net revenue distributions, and such commissions shall be charged as an expense against Gross Web Sites revenue

3.51 CKNW/CFMI will be entitled to a commission of ****% of the money paid to CKNW/CFMI for any Web Sites advertisements sold by CKNW/CFMI after July 1, 1999, to be paid at the time of net revenue distributions, and such commissions shall be charged as an expense against Gross Web Sites revenue

3.6 Subject only to a reasonable holdback agreeable to the parties for anticipated expenses, CKNW/CFMI shall distribute all Net Web Sites Revenue at the end of each quarter, or so soon thereafter as the approval process under Article 3.3 permits, for the accounting period beginning July 1, 1999.

3.7 CKNW/CFMI shall prepare and distribute financial reports within 60 days after each quarter.

3.8 If any financial report shows that in the period covered by such report a party has retained or been paid an amount which exceeds or is less than its entitlement for such period then that party shall forthwith repay such excess or be paid such deficiency.

                                    ARTICLE 4
                             LIABILITY AND INSURANCE

4.1 Each party covenants and agrees with the others to indemnify and save harmless the others from any and all liability, obligations, claims or losses

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                  CONFIDENTIAL

                  resulting from any liability arising from content it alone has created, from its unauthorized acts and from its failure to comply with its obligations hereunder.

4.2               BZE will carry:

                  a) a Comprehensive General Liability policy with all normal extensions including, but not limited to, products, completed operations, broad form property damage, non-owned automobile, personal injury, contingent employers' liability, and a cross liability clause with a limit of not less than $2,000,000.

                  b) an errors and omissions liability policy with a limit of not less than $2,000,000 and this policy will include a cross liability clause. Coverage will include protection in respect of libel and slander and defamation of character.

4.3 The policies outlined in (a) and (b) above will include CKNW/CFMI, a division of WIC Radio Ltd. as an additional insured. A certificate of insurance evidencing (a) and a complete copy of (b) will be provided. All coverages must be in a form acceptable to and approved by our insurance advisor.

4.4 BZE shall indemnify and save harmless CKNW/CFMI from any deductible, insured's contribution or uninsured claims or liabilities arising from the activities of BZE except as described in article 4.5.

4.5 Notwithstanding Article 4.4, CKNW/CFMI shall bear its own liability for damages or other claims incurred:

                  a) as a result of the willful act or omission or the gross negligence of CKNW/CFMI or its employee(s);

                  b) in connection with or in the course of the performance or purported performance by a party of any work or service related to BZE's operations carried out solely by CKNW/CFMI or its employees; or

                  c) arising from any content produced by CKNW/CFMI and merely reproduced (with necessary formatting and coding by BZE) on the Web Sites.

4.5 Notwithstanding Article 4.4, BZE shall bear its own liability for damages or other claims incurred:

                  a) as a result of the willful act or omission or the gross negligence of BZE or its employee(s);

                  b) in connection with or in the course of the performance or purported performance by a party of any work or service related to BZE's operations carried out solely by BZE or its employees; or

                  c)       arising from any content produced by BZE alone.

                                  CONFIDENTIAL

                                         ARTICLE 5
                     DECISION MAKING AND INSPECTION OF BOOKS

5.1 Except as expressly provided herein, all decisions regarding the maintenance, design, content, and alterations to the Web Sites, and all decisions regarding the pursuit and conduct of other business by BZE shall be subject to CKNW/CFMI's ongoing approval, in CKNW/CFMI's discretion, not to be reasonably withheld.

5.2 A designated representative from each of CKNW/CFMI and BZE shall meet monthly or on such further occasions as any one of them requests, to review any issues pertaining to the Web Sites or this Agreement.

5.3 CKNW/CFMI shall keep complete and accurate books of account, accounting and banking records, corporate documents and records, and any other records necessary to the proper operation of the Web Sites. Such records will be kept in accordance with generally accepted accounting and business procedures, and in full accordance with all requirements of law. BZE shall have the right at all reasonable times (but at its own expense) to examine and make copies of or extracts from all such documents and books. Such right may be exercised through any agent or employee of BZE designated by it or by an independent chartered accountant or lawyer designated by BZE.

                                    ARTICLE 6
                                     DEFAULT

6.1 In this Article, the following expressions shall have the following meanings:

         a)       "Default" means:

                  i) failure to promptly and honestly honour any financial obligation herein;

                  ii) any action or omission which causes the Web Sites to cease to exist;

                  iii) any assignment for the benefit of creditors, appointment of a trustee or receiver of any assets, or institution of any bankruptcy proceedings which is acquiesced in or is not dismissed within ninety days of the bringing of such action;

                  iv) the dissolution, winding-up or termination of a party; or

                  iiv) a breach of any other provision of this Agreement of which the party is advised by notice in writing from another party, which failure continues for fourteen days after the said notice. The party who is in receipt of such a notice may request that the validity of the notice be determined by a single arbitrator appointed pursuant to the provisions of the Commercial Arbitration Act (B.C.). The costs of the arbitrator so appointed shall be borne by the party requesting arbitration, and if it is

                                  CONFIDENTIAL

                           determined that the notice is invalid, the requesting party shall be repaid the cost of the arbitration by the party who issues the notice.

6.2 In the event of a Default by any party, a non-defaulting party may do any one or more of the following:

                  a) terminate this agreement immediately without giving up any claim for damages arising from the default;

                  b) pursue any remedy available to it in law, equity or by statute, it being acknowledged by each party that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for a default;

                  c) take all steps and make all payments as may reasonably be required to cure the default, in which event all payments, costs and expenses incurred therefore shall be payable by the defaulting party to the non-defaulting party on demand;

                  d) waive the default provided, however, that any waiver of a particular default shall not operate as a waiver of any subsequent or continuing default and shall not bind the other non-defaulting party.

                                    ARTICLE 7
                                PROMOTION OF BZE

7.1 CKNW/CFMI will promote BZE without charge in the following ways:

                  a) CKNW/CFMI shall permit BZE to include reasonable promotional logos, hyperlinks and design credits, on each and every page of the Web Sites.

                  b) After termination of this Agreement, CKNW/CFMI shall ensure that an acknowledgment of BZE's design of the Web Sites appears at the bottom of the main page of the Web Sites for a period of five years after termination, or until the majority of the Web Sites, including the front end design and back-end programming/database is redesigned by someone else, whichever happens first.

                  c) CKNW/CFMI will actively promote the Web Site content, services, features and the URL(s) with on-air promotional spots. Each of the CKNW/CFMI stations will broadcast these promotions on a regular basis to assist in attracting traffic to the Web Site. CKNW/CFMI will give BZE a design credit within those promotional broadcasts. These credits will include a BZE mention and a "SITE DESIGNED BY BLUE ZONE" or alternative credit to be determined by BZE within all such promotional broadcasts. CKNW/CFMI will include a credit and reasonable promotion of BZE on all promotional ads CKNW/CFMI broadcasts or prints for the Web Site;

                                  CONFIDENTIAL

                  d) CKNW/CFMI will make good faith efforts to ensure its sales and other staff refers all requests it receives for internet ad designs, web design or other services of an interactive media or internet nature to BZE.



                                    ARTICLE 8
                                     CONTRA

8.1 The parties agree that the value of the Web Sites at launch (Fall 1999) is **** Dollars ($****) per Web Site for a total value of **** Dollars ($****). This total development cost represents approximately **** hours at BZE's book rate of $**** per hour. This development budget to BZE for its know-how and effort in creating the Web Sites, minus the initial deposit will place a value of $**** on the Web Sites at public launch. CKNW/CFMI will provide to BZE commercial air-time of equal value ($****) during the first 12 months of the contract, in accordance with Article 8.3.

8.2 After the public launch of the Web Sites, the parties will collectively assign a monthly value for ongoing interactive development by BZE beyond that covered by the basic maintenance fee, and provide BZE with additional contra commercial air time of equal value.

8.3 Blue Zone will have the right to choose which station(s) and times to place such commercial air time, and have full creative control over such commercials. CKNW/CFMI has the right to approve the suitability for broadcast of all creative. Such approval will not be unreasonably withheld. All commercials will be booked on a pre-emptible basis, subject to air time availability. BZE agrees to pay CKNW/CFMI for all out of pocket costs incurred in producing these commercial announcements. The commercials are intended for the sole use of BZE to advertise its products or services, and are not to be used either directly or indirectly for any other product or service.

                                    ARTICLE 9
                        ACKNOWLEDGMENTS UPON TERMINATION

9.1 Upon termination of this Agreement, CKNW/CFMI shall perform a final distribution in accordance with the terms hereof, and thereafter BZE shall not be entitled to any further payments, remuneration or share of revenue. In that event, all equipment and software purchased by CKNW/CFMI, together with incidental documentation, as well as all copyright to Web Sites content, and all design, HTML, Web page and database coding, is owned by CKNW/CFMI and shall be relinquished to CKNW/CFMI forthwith.



[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  CONFIDENTIAL

9.2 BZE is the sole owner of all of its proprietary, patented and copyrighted technology, equipment, chattels or software created by BZE, and all such items shall be relinquished to BZE forthwith except code which is subject to the license granted under Article 2 herein.

                                   ARTICLE 10
                                   ARBITRATION

10.1 All disputes or differences whatsoever which shall at any time hereafter (whether during the continuance in effect of this Agreement or upon or after its discharge or termination) arise between the parties concerning this Agreement, its construction or effect or as to the rights, duties and liabilities of the parties hereto, under or by virtue of this Agreement, or otherwise, as to any other matter in any way connected with or arising out of or in relation to the subject matter of this Agreement shall be referred to arbitration pursuant to the provisions of the Commercial Arbitration Act (B.C.).

                                   ARTICLE 11
                                     NOTICES

11.1 Any notice or demand or other document required or permitted to be given under the terms of this Agreement shall be sufficiently given to the party to whom it is addressed if delivered or forwarded by registered mail or facsimile to the parties hereto at the addresses set forth below.

                  a)       CKNW/CFMI: _________________________________________

                  b)       BZE: _______________________________________________

                  or to such other address as either party or parties may furnish to the other from time to time. Every such notice shall be deemed to have been received and given at the time when, in the ordinary course of transmission, it would have been delivered at the address to which it was sent.

                                   ARTICLE 12
                                 INTERPRETATION

12.1 The headings to the paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

12.2 Where the context of this Agreement requires, all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, or singular or plural, as the identity of the person, persons, entity or entities may require.

12.3 In the event that any provision of this Agreement or any part thereof is invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected thereby.

                                  CONFIDENTIAL

                                     ARTICLE
                                  RELATIONSHIP

         The parties agree and acknowledge that their relationship is an Interactive Partnership designed to commercialize the Web Sites and generate revenue. Nothing contained in this agreement shall be deemed or construed to constitute a relationship or partnership, joint venture, or agency relationship between BZE and CKNW/CFMI.

         BZE has the right to represent the Web Sites in accordance with Article 2.4.

         Each party represents that it is and shall be during the currency of this Agreement a "resident of Canada" within the meaning of the Income Tax Act (Canada).

                                     ARTICLE
                                  MISCELLANEOUS

1.1 The parties shall execute and deliver such further documents, and do such further acts and things as may be required to implement the intent and provisions of this Agreement and shall not act unreasonably or arbitrarily in respect of any matter hereunder.

14.2 Time shall be of the essence of each of the provisions of this Agreement.

14.3 This Agreement may be executed by the parties hereto in any number of counterparts with the same effect as if the parties hereto had all signed the same document. All counterparts of this Agreement shall be construed together and constitute one instrument.

14.4 The termination of this Agreement will not affect the rights or obligations of any party arising pursuant hereto prior to the date of termination.

14.5 No party shall assign this Agreement or any part of it to any other person without the written consent of the remaining parties hereto.

14.6 This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

14.7 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia and laws of Canada applicable therein excluding any conflicts of law, rule or principle which might refer such construction to the laws of another jurisdiction.

14.8 Each of the Owners acknowledges that it has obtained such independent legal advice with respect to this Agreement and the matters contemplated thereby as it determined appropriate or necessary.

                                  CONFIDENTIAL


         IN WITNESS WHEREOF the parties hereto have executed this Agreement to take effect as of July 1, 1999


Authorized Signatory of                                   )
CKNW/CFMI, a division of WIC RADIO LTD.                   )
                                                          )
                                                          )
                                                          )
                                                          )
                   /s/                                    )
--------------------------------------------------
Authorized Signatory                                      )
                                                          )
                   /s/                                    )
--------------------------------------------------
Authorized Signatory                                      )



The Corporate Seal of                                     )
BLUE ZONE ENTERTAINMENT, INC.                             )
was hereunto affixed in the                               )
presence of:                                              )
                                                          )
                                                          )
                   /s/ Bruce Warren                       )
--------------------------------------------------
Authorized Signatory                                      )                 c/s
                                                          )
                   /s/ Jamie Ollivier                     )
--------------------------------------------------
Authorized Signatory